THIRD AMENDED AND RESTATED

BYLAWS

OF

FIRST FARMERS AND MERCHANTS CORPORATION

ARTICLE I –OFFICES

The principal office of First Farmers and Merchants Corporation (the “Corporation”) in the State of Tennessee shall be located in the City of Columbia, County of Maury. The Corporation may have such other offices, either within or without the state of incorporation as the board of directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II –SHAREHOLDERS

1.   ANNUAL MEETING

The annual meeting of the shareholders shall be set by the Board of Directors each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.   SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or the Board of Directors, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than 25 percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

3.   PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Tennessee unless otherwise prescribed by statute, as the place of meeting for any annual meeting or any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Tennessee unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

4.   NOTICE OF MEETING

Written or printed notice stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the Chairman of the Board, President or other person or persons calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten nor more than 60 days before the date of the meeting and shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five nor more than 60 days before the date of the meeting and shall be deemed delivered when actually received by the shareholder. A certificate of the Secretary or other person giving the notice, or of a transfer agent of the Corporation, indicating that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

5.   WAIVER OF NOTICE

A shareholder, either before or after a shareholders’ meeting, may waive notice of the meeting by delivering a signed written waiver to the Corporation, and the shareholder’s waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders’ meeting, either in person or by proxy, of a person entitled to notice, shall constitute a waiver of notice of the meeting unless the shareholder attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

6.   INSPECTORS OF ELECTION

Every election of directors shall be managed by one or more inspectors, who shall be appointed by the Board of Directors. After the election, the inspector(s) shall file with the Secretary a certificate, certifying the result thereof and the name of the directors elected. The inspector(s) of election, at the request of the chairperson of the meeting, shall act as inspector(s) of any other vote by ballot taken at such meeting, and shall certify the result thereof.

7.   RECORD DATE

For the purpose of determining shareholders entitled to notice of or entitled to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days nor less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

8.   SHAREHOLDERS’ LIST

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make available, beginning two business days after notice of a shareholders’ meeting is given and continuing through the meeting, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.

9.   QUORUM AND ADJOURNMENTS

At any meeting of shareholders a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than said number of the outstanding shares are represented at a meeting, the chairman of the meeting or a majority of the shares entitled to vote may adjourn the meeting from time to time. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

10.  PROXIES

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. A proxy shall be valid for 11 months from the date of its execution unless a longer period is expressly stated in it.

11.  VOTING

Each shareholder entitled to vote in accordance with the terms and provisions of the Charter of the Corporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote standing in the shareholder’s name on the books of the Corporation. Upon the demand of any shareholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. There shall be no cumulative voting for directors. Shareholder action on any matter other than the election of directors is approved if the votes cast by shareholders in favor of the action exceed the votes cast by shareholders in opposition to such action, unless the Charter of the Corporation or applicable law provides otherwise.

12.   ELECTIONS OF DIRECTORS AND OTHER BUSINESS

(a)     Director Nominations and Shareholder Business at Annual Meetings of Shareholders.

(1)                 No nominations of any person for election to the Board of Directors shall be made, and no business to be considered or acted upon by the shareholders of the Corporation shall be proposed, at any annual meeting of shareholders, except as shall be: (i) specified in the Corporation’s notice of meeting (including shareholder proposals included in the Corporation’s proxy materials under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) a proper subject for the meeting and which is timely submitted by a shareholder of the Corporation who (A) was a shareholder of record at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, (B) is entitled to vote at such meeting and (C) complies fully with the notice requirements set forth in this Section 12(a) as to such nomination or business in addition to any other applicable law, rule or regulation applicable to such meeting; clause (iii) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2)                 For any nominations of persons for election to the Board of Directors or other business to be properly submitted by a shareholder before any annual meeting under Section 12(a)(1)(iii) above, a shareholder must give timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be considered timely, a shareholder’s notice must be received by the Secretary at the principal office of the Corporation not earlier than the close of business on the date which is 120 calendar days and not later than the close of business on the date which is 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the applicable year’s annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the previous year’s meeting, then a shareholder’s notice to be timely must be received by the Secretary not earlier than the close of business on the date which is 120 calendar days prior to the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting and not later than the date of the later to occur of (i) 90 calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting of shareholders or (ii) ten calendar days after the Corporation’s first public announcement of the date of the applicable year’s annual meeting of shareholders. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(3)                    To be in proper form, a shareholder’s notice to the Secretary to submit a nomination or other business to an annual meeting of shareholders shall set forth: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest of the shareholder in the business to be submitted; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

(b)     Director Nominations and Shareholder Business at Special Meetings of Shareholders.

(1)                 No nominations of any person for election to the Board of Directors shall be made, and no business to be considered or acted upon by the shareholders of the Corporation shall be proposed, at any special meeting of shareholders, except as shall be specified in the notice of meeting. When the notice of meeting provides that directors will be elected at a special meeting of shareholders, nominations of persons for election to the Board of Directors may be made only (i) by or at the direction of the Board of Directors or a nominating committee appointed by the Board of Directors or (ii) by any shareholder of the Corporation who (A) was a shareholder of record at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, (B) is entitled to vote at such meeting and (C) complies fully with the notice requirements set forth in this Section 12(b) as to such nomination or business in addition to any other applicable law, rule or regulation applicable to such meeting; clause (iii) shall be the exclusive means for a shareholder to make nominations or submit other business before a special meeting of shareholders.

(2)                 Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice required by this section shall be delivered to the Secretary at the principal office of the Corporation not earlier than the date which is 120 calendar days before the date of such special meeting and not later than the date of the later to occur of (i) 90 calendar days before the date of such special meeting of shareholders or (ii) ten calendar days after the Corporation’s first public announcement of the date of the special meeting of shareholders.

(3)                 To be in proper form, a shareholder’s notice to the Secretary to submit a nomination or other business at a special meeting of shareholders shall set forth: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to nominate the persons specified in such notice; (v) a brief description of the business desired to be submitted to the special meeting of shareholders, the complete text of any resolutions intended to be presented at the special meeting and the reasons for conducting such business at the special meeting of shareholders; (vi) any personal or other material interest of the shareholder in the nomination of such persons for election to the Board of Directors; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the nomination of persons for election to the Board of Directors which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nomination at the meeting shall promptly provide any other information reasonably requested by the Corporation.

(c)    General

(1)                 Only those persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election as directors at any meeting of shareholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 12 shall be conducted at a meeting of shareholders. Except as otherwise provided by law, the Charter of the Corporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective proposal shall be disregarded.

(2)                 For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

(3)                 In addition to the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in this Section 12 to state law, the Exchange Act or the rules and regulations promulgated under the Exchange Act are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12 (a)(1)(iii) or Section 12(b) hereof.

(4)                 In addition to the foregoing provisions of this Section 12, a shareholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 under the Exchange Act.

13.    CONDUCT OF MEETINGS

Meetings of shareholders generally shall be conducted in accordance with the following:

(a) The chairman of the meeting, who shall be the Chairman of the Board, shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman of the meeting. The chairman of the meeting may, but is under no obligation to, follow rules of parliamentary procedure to conduct any meeting.

(b)   If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman of the meeting may announce the adjournment of the meeting and, upon his so doing, the meeting is immediately adjourned.

(c)   The chairman of the meeting may ask or require anyone who is not a bona fide shareholder or proxy to leave the meeting.

(d)   Subject to the provisions of Section 12, a resolution or motion proposed by a shareholder or a duly authorized proxy shall be considered for vote only if seconded by a shareholder or duly authorized proxy other than the shareholder who proposed the resolution or motion.

14.    INFORMAL ACTION BY SHAREHOLDERS

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III -BOARD OF DIRECTORS

1.   GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, the Charter of the Corporation or the laws of this state.

2.   NUMBER, TENURE AND QUALIFICATIONS

The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, except that the fixed number of directors shall not be less than five. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.   REGULAR MEETINGS

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

4.   SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

5.   NOTICE

Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, or by facsimile, or mailed to each director at the director’s business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when the facsimile is transmitted and confirmation of complete receipt is received by the transmitting party during normal business hours on any business day or on the next business day if not confirmed during normal business hours.

6.   WAIVER OF NOTICE

A director may waive in writing notice of a special meeting of the Board of Directors either before or after a meeting, and the director’s waiver shall be deemed the equivalent of giving notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.   QUORUM

At any meeting of the Board of Directors, a majority of the Directors in office shall constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the Board of Directors.

8.   ADJOURNMENT

A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is to be taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

9.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her predecessor.

10.  REMOVAL OF DIRECTORS

Any or all of the Directors may be removed for cause by vote of the shareholders. Directors may be removed without cause only by vote of a majority of the shareholders entitled to vote at a regular or special meeting.

11.  RESIGNATION

A director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

12.  COMPENSATION

Directors shall not receive a salary for their services as director, but by resolution of the Board of Directors, each director may receive compensation and/or reimbursement of expenses for services on the Board of Directors and for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing and special committees of the Board of Directors may also be compensated for their services and expenses for attending committee meetings as the Board of Directors may, by resolution, direct.

13.  PRESUMPTION OF ASSENT

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

14.  EXECUTIVE AND OTHER COMMITTEES

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution or in the Charter of the Corporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, subject to such limitations as shall be prescribed by law.

15.  INFORMAL ACTION

If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

ARTICLE IV –OFFICERS

1.   NUMBER

The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer and Assistant Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more offices may be held by the same person, except the office of Secretary.

2.   ELECTION AND TERM OF OFFICE

The officers of the Corporation to be appointed by the Board of Directors shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his or her successor shall have been duly appointed and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

3.   REMOVAL

Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.   VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5.   CHAIRMAN OF THE BOARD

The Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the shareholders, and shall be an ex-officio member of all committees of the Board of Directors and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

6.   CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, supervise the carrying out of the policies adopted or approved by the Board of Directors and control all of the business and affairs of the Corporation. He may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders.

7.   PRESIDENT

The President shall be the Chief Operating Officer of the Corporation and shall in general administer the business and affairs of the Corporation, and shall be an ex officio member of all committees of the Board of Directors. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the shareholders, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

8.   SECRETARY

The Secretary shall take the minutes of the shareholders’ and the Board of Directors’ meetings and keep such minutes in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the stock transfer books for the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

9.   TREASURER

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

10.  ASSISTANT TREASURER

The Assistant Treasurer shall perform and have all and any such duties and powers as held by the Treasurer, in the absence of the Treasurer or by the designation of the Treasurer, the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, and shall also have all power and authority to prepare and sign on behalf of the Corporation as principal financial officer, chief accounting officer and chief financial officer, as applicable, all reports, filings and certifications, including any certifications required pursuant to the Sarbanes-Oxley Act of 2002, required or requested by any federal, state or local regulatory authority or agency, including, without limitation, the Securities and Exchange Commission, or any auditor, examiner, attorney or accountant. If required by the Board of Directors, the Assistant Treasurer shall give a bond for the faithful discharge of the duties of the office in such sum and with such surety or sureties, as the Board of Directors shall determine.

11.  SALARIES

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation. The salaries of other agents or employees of the Corporation may be fixed by the Board of Directors or by an officer or committee to whom that function has been delegated by the Board of Directors.

12.  DELEGATION OF DUTIES

Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE V -CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.   CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.   LOANS

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3.   CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall fromtime to time be determined by resolution of the Board of Directors.

4.   DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI -CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.   RECORDING OF SHARES

Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Tennessee Business Corporation Act, as amended from time to time (“TBCA”). Owners of the Corporation’s capital stock shall be recorded in the share transfer records of the Corporation and ownership of the Corporation’s capital stock shall be evidenced either by a certificate or book entry notation in the share transfer records of the Corporation. Any certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Any such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Secretary or by such other officers authorized by law and by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued unless requested by the person entitled thereto and until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.        TRANSFERS OF SHARES

(a)     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall (i) cancel the old certificate and (ii) record the transfer by book entry notation or, if requested, issue a new certificate to the person entitled thereto. Regardless of whether or not a new certificate is issued, every such transfer shall be entered on the transfer book of the Corporation. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be entered on the transfer book of the Corporation.

(b)     The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Tennessee.

(c)      Except as otherwise set forth herein, all other provisions of the Bylaws shall remain in full force and effect.

ARTICLE VII -FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE VIII –DIVIDENDS

The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions allowed by law.

ARTICLE IX –SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, the year of incorporation and the words “Corporate Seal”; provided, however, that the validity of any corporate document shall not be affected by the absence of the Corporate Seal.

ARTICLE X –INDEMNIFICATION

To the extent not inconsistent with the laws of the State of Tennessee as in effect from time to time, every person (and the heirs, executors and administrators of such person) who is a director or officer of the Corporation shall in accordance with the provisions of this ARTICLE X be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim, action, suit or proceeding; provided, however, that such person (or his or her heirs, executors, or administrators) is wholly successful with respect thereto or such director or officer acted in good faith, in what he or she reasonably believed to be the best interest of the Corporation and in addition, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere or its equivalent shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this ARTICLE X.

For the purposes of this ARTICLE X, the following terms shall have the meanings specified:

1.            “Claim, action, suit or proceeding” shall include any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or any other corporation or otherwise) civil, criminal, administrative or investigative, or the threat thereof, in which any person (or the heirs, executors or administrators of such person) who is or was a director or officer of the Corporation may become involved as a party or otherwise:

(a)                 By reason of his or her being or having been a director or officer of the Corporation or of any subsidiary corporation of the Corporation, or of any other Corporation which he served as such at the request of the Corporation or of which the Corporation directly or indirectly is a shareholder or creditor, or in which, or in the stocks, bonds, securities, or other obligations of which it is in any way interested; or

(b)                 By reason of his or her acting or having acted in any capacity in a partnership, association, trust or other organization or entity in which he or she served as such at the request of the Corporation or of which the Corporation directly or indirectly is an owner or creditor, or in which, or in the shares, bonds, securities or other obligations of which, it is in any way interested;

2.             “Liability” and “expense” shall include, but shall not be limited to counsel fees or disbursements and amounts of judgments, fines or penalties against and amounts paid in settlement by or on behalf of the person in question, but shall not in any event include any liability on account of profits realized by such person in the purchase or sale of securities of the Corporation or any expense incurred in connection with such liability; and

3.              “Wholly successful” with respect to any action, suit, or proceeding against the person in question shall include termination thereof without any finding of liability or guilt against such person and, with respect to any claim or threat of an action, suit or proceeding against the person in question, shall include the expiration of a reasonable period of time after the making thereof without the institution of the same if no payment has been made to cause cancellation of such claim or withdrawal of such threat.

Every person (and the heirs, executors, and administrators of such person) referred to in the first paragraph of this ARTICLE X who has been wholly successful with respect to any claim, action, suit or proceeding shall be entitled to indemnification. Every other person claiming indemnification under the first paragraph of this ARTICLE X (and the heirs, executors and administrators of such person) shall be entitled to indemnification if independent legal counsel, other than regular counsel of the Corporation or other disinterested person or persons, in either case selected and compensated by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called a referee), shall deliver to the Corporation the referee’s written finding that such director or officer has met the standards of conduct set forth in the first paragraph of this ARTICLE X. The person claiming indemnification shall at the request of the referee appear before the referee and answer questions which the referee deems relevant and shall be given ample opportunity to present to the referee evidence upon which he or she relies for indemnification. The Corporation shall at the request of the referee make available to the referee facts, opinions, or other evidence in any way relevant for the referee’s finding which are within the possession or control of the Corporation.

Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the Corporation (by action of the Board of Directors whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless the recipient becomes entitled to indemnification under this ARTICLE X.

The rights of indemnification provided in this ARTICLE X shall be in addition to any rights to which any such director or officer may otherwise be entitled by contract or as a matter of law. Persons who are not directors or officers of the Corporation, but are or were employees of the Corporation or any subsidiary (or the heirs, executors and administrators of such person) may be indemnified to the extent authorized at any time or from time to time by the Board of Directors. Notwithstanding the provisions of this ARTICLE X, the Board of Directors may at any time or from time to time approve indemnification of directors, officers or other persons to the full extent permitted by the provisions of the laws of the State of Tennessee at the time in effect with respect to past transactions.

ARTICLE XI -VOTING SHARES HELD IN OTHER CORPORATIONS

In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the Chairman of the Board, the Chief Executive Officer or the President, and in the event none of the Chairman of the Board, the Chief Executive Officer or the President is to be present at a meeting, the shares may be voted by such person as the Chairman of the Board shall by proxy designate to represent the Corporation at the meeting.

ARTICLE XII -CORPORATE TRANSACTIONS IN WHICH DIRECTORS OR OFFICERS HAVE AN INTEREST

1.             Except as otherwise provided by law with reference to provisional directors and loans to directors, no transaction in which a director or officer has a personal or an adverse interest shall be void or voidable solely for this reason or solely because he or she is present at or participates in the meeting or his or her vote is counted:

(a)                 If the material facts as to his or her interest and as to the transaction are disclosed or are known to the Board of Directors or committee thereof, and the fact of such interest is noted in the minutes, and the Board of Directors or a committee thereof authorizes, approves, or ratifies the transaction by a vote sufficient for such purpose without counting the vote of any interested director; or

(b)                 If the material facts as to his or her interest and as to the transaction are disclosed and are known to the shareholders and the transaction is specifically approved by vote of the shareholders without counting the votes of shares owned or controlled by any interested director or officer; or

(c)                  If the transaction is fair and equitable as to the Corporation at the time it is authorized or approved, and the party asserting the fairness of the transaction establishes fairness.

2.                    Except as otherwise provided by law with reference to provisional directors or interested directors may always be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies a transaction. Shares owned by any interested party may be counted in determining whether a quorum of shares is present at a meeting of shareholders which ratifies or approves a transaction.

ARTICLE XIII –AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders’ meeting, or at any special shareholders’ meeting when the proposed amendment has been set out in the notice of such meeting.

The Board of Directors, by a two-thirds vote of the entire Board of Directors, shall have power to make, adopt, alter, amend and repeal from time to time the Bylaws of this Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this ARTICLE XIII above provided may alter, amend or repeal Bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provision of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board of Directors resulting from the removal by the shareholders. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the meeting of the shareholders for the election of directors, the Bylaw so adopted, amended or repealed together with a concise statement of the changes made.

ARTICLE XIV — CONTROL SHARE ACQUISITIONS

Control share acquisitions, as defined in §48-103-302(3) of the Tennessee Business Corporation Act, as amended from time to time (“TCA”), respecting the shares of capital stock of the Corporation shall be governed by and subject to the provisions of the Tennessee Control Share Acquisition Act, TCA §48-103-301 et seq., and TCA §§48-103-308 and 48103-309 shall specifically apply to the Corporation.